Exhibit 32.1  Certification  Pursuant  to 18 U.S.C. Section 1350,  as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

    I, Rik Deitsch, certify that:

1. I have reviewed this report on Form 10KSB of Nutra Pharma Corp.;

2. Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which  such statements were made, not misleading with respect to the period covered by the report;

3.  Based  on  my  knowledge,  the financial statements,  and  other  financial information included in the report, fairly present in all material respects the financial  condition,  results  of  operations  and  cash  flows  of  Nutra Pharma Corp. as of, and for, the periods presented in the report;

4. I am  responsible  for  establishing and maintaining  disclosure  controls  and procedures (as such term is  defined  in Regulation  13a-14  of the Securities  Exchange  Act  of  1934)  for  Nutra Pharma Corp., and have:

i. Designed such disclosure  controls  and  procedures  to ensure that material information  relating  to  Nutra Pharma Corp.,  including  its consolidated subsidiaries, is made known to us by others within those entities, particularly  during  the period  in  which  the  periodic  reports  are  being prepared;

ii.  Evaluated  the effectiveness  of  Nutra Pharma Corp.'s disclosure controls  and  procedures  as  of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and

iii. Presented in the report my conclusions  about  the  effectiveness  of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.  I have disclosed, based on our most recent evaluation,  to  the Nutra Pharma Corp. auditors and the audit committee of the board  of  directors  (or  persons  fulfilling  the equivalent function):

i. All significant deficiencies in the design or operation of internal controls which could adversely affect Nutra Pharma Corp.'s  ability  to record,  process,  summarize  and report financial data and have identified for Nutra Pharma Corp.'s  auditors  any  material  weaknesses  in internal controls; and

ii.  Any  fraud,  whether  or  not  material, that involves management or other employees who have a significant role in the issuer's internal controls; and

6. I and the other certifying officer  have  indicated in the report whether or not there were significant changes in internal  controls  or  in  other factors that could significantly affect internal controls subsequent to the date of our most  recent  evaluation,  including  any  corrective  actions  with regard  to significant deficiencies and material weaknesses.

Date: April 14, 2004

/s/ Rik Deitsch

__________________________

Rik Deitsch

Chief Executive Officer

Chief Financial officer